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                                                                    EXHIBIT 12.2

ROGERS CABLE INC.
COMPUTATION OF PRO FORMA DEFICIENCY OF EARNING TO FIXED CHARGES
(in thousands of Canadian dollars)

CANADIAN GAAP

-----------------------------------------------------------------------------------------------------------------------------------
                                                                             Year ended December                 Three months ended
                                                                                        31, 2002                     March 31, 2003
-----------------------------------------------------------------------------------------------------------------------------------
Fixed charges
        Interest expense                                                                 219,722                             60,386
        Amortization of deferred financing costs                                           8,464                              1,264
        Interest expense included in rent expense                                         23,230                              5,852
                                                                       ------------------------------------------------------------
                                                                                         251,416                             67,502
                                                                       ============================================================

Earnings
        Pre tax income (loss)                                                           (211,607)                           (11,959)
        Fixed charges                                                                    251,416                             67,502
                                                                       ------------------------------------------------------------
                                                                                          39,809                             55,543
                                                                       ============================================================

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Pro forma ratio of earnings to fixed charges                                                   -                                  -
====================================================================================================================================

Pro forma deficiency of earnings to fixed charges                                        211,607                             11,959
====================================================================================================================================

US GAAP

================================================================================================
                                                                             Year ended December
                                                                                        31, 2002
------------------------------------------------------------------------------------------------
Fixed charges
        Interest expense                                                                 213,006
        Capitalized interest                                                               6,716
        Amortization of deferred financing costs                                           8,464
        Interest expense included in rent expense                                         23,230
                                                                       -------------------------
                                                                                         251,416
                                                                       =========================

Earnings
        Pre tax income (loss)                                                           (157,389)
        Fixed charges                                                                    251,416
        Amortization of capitalized interest                                               1,449
        Capitalized interest                                                              (6,716)
                                                                       -------------------------
                                                                                          88,760
                                                                       =========================

------------------------------------------------------------------------------------------------
Pro forma ratio of earnings to fixed charges                                                   -
================================================================================================

Pro forma deficiency of earnings to fixed charges                                        162,656
================================================================================================